As filed with the Securities and Exchange Commission on August 16, 1996

                                          REGISTRATION STATEMENT NO. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           _________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________
                       PATRIOT AMERICAN HOSPITALITY, INC.
             (Exact name of Registrant as Specified in Its Charter)

     Virginia                                             75-25599709
(State of Incorporation)      3030 LBJ Freeway,             (I.R.S.
                                  Suite 1500        Employer Identification #)
                             Dallas, Texas 75234
                                (214) 888-8000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                       PATRIOT AMERICAN HOSPITALITY, INC.
                              1995 INCENTIVE PLAN
                     NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN
                           (Full Title of the Plans)
                           _________________________
                               PAUL A. NUSSBAUM
                            CHIEF EXECUTIVE OFFICER
                       PATRIOT AMERICAN HOSPITALITY, INC.
                          3030 LBJ FREEWAY, SUITE 1500
                              DALLAS, TEXAS 75234
                                 (214) 888-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ____________________________
                                With copies to:
                             Gilbert G. Menna, P.C.
                            Kathryn I. Murtagh, Esq.
                          Goodwin, Procter & Hoar  LLP
                                 Exchange Place
                                53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                          _________________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                   Proposed Maximum Aggregate
 Title of Securities Being    Amount to be      Proposed Maximum Offering                  Offering                   Amount of
         Registered          Registered (1)        Price Per Share (2)                       Price                  Registration Fee

- ------------------------------------------------------------------------------------------------------------------------------------



Common Stock...............        546,560                  $ 24.00                             $13,117,440               $ 4,525
                                   155,000                    26.875                              4,165,625                 1,437
                                    16,320                    28.375                                463,080                   160
                                   157,400                    28.25                               4,446,550                 1,534
                                   274,720                    29.0625                             7,984,050                 2,754
                                 ---------                                                      -----------               -------
                                 1,150,000                                                      $30,176,745               $10,410
                                 =========                                                      ===========               =======
====================================================================================================================================

 (1) Plus such additional number of shares as may be required pursuant to the 1995 Incentive Plan and the Non-Employee Directors' Incentive Plan (collectively, the "Plans") in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plans or other similar event .

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee and is based upon the price at which outstanding securities were issued or may be exercised and the market value of outstanding shares of Patriot American Hospitality, Inc. Common Stock, no par value per share, on August 14, 1996, utilizing the average of the high and low sale prices reported on the New York Stock Exchange for that date.

================================================================================

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

        Patriot American Hospitality, Inc. (the "Company") hereby incorporates by reference the documents listed in (a), (b) and (c) below, which have previously been filed with the Securities and Exchange Commission.

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission on May 14, 1996;

        (b) All reports filed on behalf of the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995; and

        (c) The description of the Company's Common Stock contained in its registration statement on Form 8-A, filed with the Securities and Exchange Commission on July 8, 1995, under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any amendments or reports filed for the purpose of updating such description.

        In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities.
        -------------------------

        Not Applicable.


Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not Applicable.


Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        The Articles of Incorporation of the Company, generally, limit the liability of the Company's directors and officers to the Company and the shareholders for money damages to the fullest extent permitted from time to time by the laws of the Commonwealth of Virginia. The Articles of Incorporation also provide, generally, for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

        The Company has purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.


Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not applicable.


Item 8. Exhibits.
        --------

        The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit
- -------

        4.1 Patriot American Hospitality, Inc. 1995 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.56 to the Company's Form 10-Q for the quarter ended September 30, 1995).
        4.2 Patriot American Hospitality, Inc. Non-Employee Directors' Incentive Plan (Incorporated by reference to Exhibit 10.57 to the Company's Form 10-Q for the quarter ended September 30, 1995).
        5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
       23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
       23.2    Consent of Ernst & Young, LLP
       23.3    Consent of Coopers & Lybrand L.L.P., Fort Lauderdale, Florida
       23.4    Consent of Coopers & Lybrand L.L.P., Pittsburgh, Pennsylvania
       23.5    Consent of Coopers & Lybrand L.L.P., Newport Beach, California
       23.6    Consent of Price Waterhouse LLP
       24.1 Powers of Attorney (contained in signature pages on page 5 of this registration statement)


Item 9. Undertakings.
        ------------

        (a)   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Act of 1933, Patriot American Hospitality, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 25th day of July, 1996.

                            PATRIOT AMERICAN HOSPITALITY, INC.



                            By: /s/ Paul A. Nussbaum
                                -----------------------------------------
                                Paul A. Nussbaum, Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and Directors of Patriot American Hospitality, Inc., hereby severally constitute Paul A. Nussbaum, as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and Directors to enable Patriot American Hospitality, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                   Title                          Date
    ---------                   -----                          ----


/s/ Paul A. Nussbaum       Chairman of the Board and       July 25, 1996
- --------------------       Chief Executive Officer
Paul A. Nussbaum           (Principal Executive Officer)


/s/ Rex E. Stewart         Executive Vice President,       July 25, 1996
- --------------------       Chief Financial Officer
Rex E. Stewart             and Secretary (Principal
                           Financial Officer)


/s/ Leonard Boxer          Director                        July 25, 1996
- --------------------
Leonard Boxer



                           Director
- --------------------
John H. Daniels


                           Director
- --------------------
John C. Deterding

/s/ Gregory R. Dillon      Director                        July 25, 1996
- ---------------------
Gregory R. Dillon



                           Director
- ---------------------
Thomas S. Foley

/s/Arch K. Jackson         Director                        July 25, 1996
- ---------------------
Arch K. Jackson

                                 EXHIBIT INDEX


Exhibit No.                                      Description
- ------------                                    --------------

    4.1                      Patriot American Hospitality, Inc. 1995 Stock
                             Option and Incentive Plan (Incorporated by reference to Exhibit 10.56 to the Company's Form
                             10-Q for the quarter ended September 30, 1995).

    4.2                      Patriot American Hospitality, Inc. Non-Employee
                             Directors' Incentive Plan (Incorporated by reference to Exhibit 10.57 to the Company's Form
                             10-Q for the quarter ended September 30, 1995).

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

   23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

   23.2                      Consent of Ernst & Young, LLP

   23.3                      Consent of Coopers & Lybrand L.L.P., Fort
                             Lauderdale, Florida

   23.4                      Consent of Coopers & Lybrand L.L.P., Pittsburgh,
                             Pennsylvania

   23.5                      Consent of Coopers & Lybrand L.L.P., Newport
                             Beach, California

   23.6                      Consent of Price Waterhouse LLP

   24.1 Powers of Attorney (contained in signature pages on page 5 of this registration statement)
